EXHIBIT 10.2

REPURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT (the “Agreement”) is made as of the 26th day of August 2015, by and among NLBDIT 2010 Services, LLC, a Nevada limited liability company (“NLBDIT” or the “Seller”), and Iron Sands Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Seller owns an aggregate of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (“Common Stock”), which represents all of the outstanding shares of the Company’s Common Stock other than 5,000,000 shares of Common Stock being contemporaneously issued to a purchaser; and

WHEREAS, the Seller desires to sell to the Company, and the Company desires to repurchase the Shares from the Seller, on and subject to the terms of this Agreement;

WHEREFORE, the parties hereto hereby agree as follows:

Article I
SALE AND PURCHASE OF THE SHARES

Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Company, and the Company shall re-purchase the Shares from the Seller, for a purchase price equal to an aggregate sum of twenty thousand dollars ($20,000) (the “Purchase Price”).

Closing. The purchase and sale of the Shares shall take place at a closing (the “Closing”) shortly following the execution and delivery of this Agreement.

Deliveries. At the Closing:

(a)     The Seller shall cause to be executed and delivered to the Company the following: (i) a Discharge of Loans evidencing the forgiveness and discharge of all loans and obligations of any kind owing by the Company to Sunrise Financial Group, Inc., an affiliate of the Seller; and (ii) a Discharge of Promissory Note evidencing the forgiveness and discharge of all sums owing under the Promissory Note dated June 3, 2011, executed by the Company in favor of NLBDIT 2010 Enterprises, LLC, an affiliate of the Seller, and of all other loans and obligations of any kind owing by the Company to NLBDIT 2010 Enterprises, LLC.

(b)     The Seller shall deliver to the Company a certificate representing the Shares, duly endorsed in form for transfer to the Company.

(c)     The Company shall deliver the aggregate Purchase Price to the Seller pursuant to the wire instructions provided to the Company and the Seller agrees and acknowledges that the delivery of the Purchase Price pursuant to the instructions provided shall constitute delivery of the Purchase Price to the Seller pursuant to this Section 1.3(b).

(d)     At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

Article II
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Seller hereby makes the following representations and warranties to and covenants with the Company, which shall be true and correct through the date of the Closing as if made on that date:

2.1.     The Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

2.2.     The Seller owns the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, rights of first refusal and adverse interests of any kind. The Seller is not a party to any agreement or understanding pursuant to which the Shares are to be transferred, and has terminated a prior agreement with a purchaser of Shares which was not consummated.

2.3.     Samir Masri is the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole director of the Company immediately prior to the Closing.

Article III
TERMINATION

Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

Article IV
MISCELLANEOUS

Entire Agreement. This Agreement, and the documents and transactions referred to herein, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Company:	Iron Sands Corp. c/o Samir Masri CPA Firm P.C. 175 Great Neck Road, Suite 403 Great Neck, NY 11021

With a copy to:	David N. Feldman, Esq. Duane Morris LLP 1540 Broadway New York, NY 10036 Phone: 212-692-1036 Email: DNFeldman@duanemorris.com

If to the Seller:	NLBDIT 2010 Services LLC c/o Sunrise Securities Corp. 630 5th Ave., Rockefeller Center Suite 3102 New York, New York, 10111

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

IRON SANDS CORP.

By:     /s/ Samir N. Masri

Name:     Samir N. Masri

Title:     President

SELLER:

NLBDIT 2010 SERVICES, LLC

By:     /s/ Samir N. Masri

Name:     Samir N. Masri

Title:     Manager

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